PROSPECTUS SUPPLEMENT                        Filed under registration statement
NOVEMBER 9, 1999                             Nos. 333-15743 and 333-15743-02
(TO PROSPECTUS -- DECEMBER 31, 1996)         and under registration statement
                                             Nos. 333-90593 and 333-90593-02
[FIRST UNION LOGO APPEARS HERE]              covering additional securities
                                             registered pursuant to Rule 462(b).

                                  $300,000,000
                             FIRST UNION CAPITAL II
                       7.95% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                            FIRST UNION CORPORATION
--------------------------------------------------------------------------------
    FIRST UNION:

    First Union Corporation                  THE OFFERING:
    One First Union Center
    301 South College Street                 o Securities Offered: 7.95% Capital
    Charlotte, North Carolina 28288-0013       Securities, Series A
    (704) 374-6565
                                             o Distribution Dates: semi-annually
    FIRST UNION CAPITAL II:                    on November 15 and May 15,
                                               commencing on May 15, 2000
    First Union Capital II
    c/o First Union Corporation              o Closing: November 15, 1999
    One First Union Center
    301 South College Street
    Charlotte, North Carolina 28288-0013
    (704) 374-6565

-------------------------------------------------------------------------------
                                      Per Series A Capital Security     Total
-------------------------------------------------------------------------------
   Public Offering Price (1):                      99.883%          $299,649,000
   Underwriting fees:                               1.00               3,000,000
   Net proceeds to First Union
     Capital (1):                                  98.883            296,649,000
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (1) Plus accumulated distributions from November 15, 1999, if any.
--------------------------------------------------------------------------------
You should carefully read "Risk Factors" beginning on page S-7 to learn about specific risks associated with the Series A Capital Securities, as well as the other information in this prospectus supplement and the accompanying prospectus, before you make your investment decision.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

First Union expects that the Series A Capital Securities will be ready for delivery in New York, New York, on or about November 15, 1999.
--------------------------------------------------------------------------------
FIRST UNION SECURITIES, INC.

                    MERRILL LYNCH & CO.
                                  MORGAN STANLEY DEAN WITTER
                                                            SALOMON SMITH BARNEY

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NONE OF FIRST UNION, FIRST UNION CAPITAL OR THE UNDERWRITERS HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NONE OF FIRST UNION, FIRST UNION CAPITAL OR THE UNDERWRITERS IS MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF THE RESPECTIVE DATES ON THE FRONT OF THOSE DOCUMENTS ONLY. FIRST UNION'S BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

                                ---------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                                            PAGE
                                                                                           -----
Forward-Looking Statements ...............................................................  S-3
Summary of Offering ......................................................................  S-4
Risk Factors .............................................................................  S-7
First Union Capital II ...................................................................  S-10
Recent Developments ......................................................................  S-11
Consolidated Earnings Ratio ..............................................................  S-11
Use of Proceeds ..........................................................................  S-11
Accounting Treatment .....................................................................  S-12
Description of the Series A Capital Securities ...........................................  S-13
Description of the Series B Junior Subordinated Debentures ...............................  S-18
Relationship Among the Series A Capital Securities, the Series B Junior Subordinated
 Debentures and the Guarantee ............................................................  S-20
Material Federal Income Tax Considerations ...............................................  S-21
ERISA Considerations .....................................................................  S-24
Underwriting .............................................................................  S-26
Validity of the Securities ...............................................................  S-27

                                   PROSPECTUS

Available Information ....................................................................    4
Incorporation of Certain Documents by Reference ..........................................    4
The Issuers ..............................................................................    5
The Corporation ..........................................................................    5
Use of Proceeds ..........................................................................    6
Description of Junior Subordinated Debentures ............................................    6
Description of Preferred Securities ......................................................   17
Book-Entry Issuance ......................................................................   27
Description of Guarantees ................................................................   28
Relationship Among Preferred Securities, Corresponding Junior Subordinated Debentures
 and Guarantees ..........................................................................   31
Plan of Distribution .....................................................................   32
Validity of the Securities ...............................................................   33
Experts ..................................................................................   33

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and the like. Those statements represent First Union's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside First Union's control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements.

     In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this prospectus supplement and the accompanying prospectus might not occur. First Union undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              SUMMARY OF OFFERING

     THIS SUMMARY HIGHLIGHTS INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SERIES A CAPITAL SECURITIES. YOU SHOULD PAY SPECIAL ATTENTION TO THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO DETERMINE WHETHER AN INVESTMENT IN THE SERIES A CAPITAL SECURITIES IS APPROPRIATE FOR YOU.


First Union Corporation.........   First Union, a multi-bank holding company,
                                   provides a wide range of commercial and
                                   retail banking services and trust services through its banking subsidiaries. First Union also provides various other financial services, including mortgage banking, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries.

                                   The principal executive offices of First
                                   Union are located at One First Union Center,
                                   Charlotte, North Carolina 28288-0013
                                   (telephone (704) 347-6565).

First Union Capital II..........   First Union Capital II is a statutory
                                   business trust created solely for the purpose of (1) issuing the Series A Capital
                                   Securities to the public, (2) issuing the Common Securities to First Union and (3) using the proceeds from the issuance of the Series A Capital Securities and the Common
                                   Securities to purchase First Union's Series B
                                   Junior Subordinated Debentures due November
                                   15, 2029.

Capital Securities Offered......   7.95% Capital Securities, Series A

Distributions; Distribution
 Dates...........................  Holders of the Series A Capital Securities
                                   are entitled to receive cumulative cash
                                   distributions at a yearly rate of 7.95% of the liquidation amount of the Series A Capital Securities. Distributions will accrue from the original issue date. Distributions will be payable, semi-annually, except during extension periods, on November 15 and May 15 of each year, commencing on May 15, 2000.

                                   The distribution dates will correspond to the interest payment dates on the Series B Junior Subordinated Debentures and the rate at which distributions will be paid on the Series A Capital Securities will correspond to the interest rate on the Series B Junior Subordinated Debentures. If First Union does not pay principal or interest on the Series B Junior Subordinated Debentures, no amounts will be paid on the Series A Capital Securities.

Record Dates....................   The close of business on the 15th calendar
                                   day before the relevant distribution date.

Series B Junior
 Subordinated Debentures.........  First Union Capital will use the proceeds from the sale of the Series A Capital
                                   Securities and from the sale of the Common
                                   Securities to purchase from First Union
                                   $300,000,000 aggregate principal amount of the Series B Junior Subordinated Debentures. The Series B Junior Subordinated Debentures will be unsecured subordinated obligations of First Union.

Deferral of Distributions;
 Extension Periods...............  First Union has the right to defer payments of interest on the Series B Junior
                                   Subordinated Debentures by extending the interest payment period on the Series B Junior Subordinated Debentures, at any time and as often as it wishes, for up to 10 consecutive semi-annual periods (each, an "extension period") but not beyond the maturity date of the Series B Junior Subordinated Debentures. If First Union defers payments of interest on the Series B Junior Subordinated Debentures, distributions on the Series A Capital Securities will also be deferred.

                                   Deferred interest will bear interest at a yearly rate of 7.95%, compounded semi-annually, to the date of payment, to the extent legally permitted.

                                   Payments of deferred interest, and any
                                   interest on deferred interest, on the Series
                                   B Junior Subordinated Debentures will be passed through to the holders of the Series A Capital Securities.

                                   The only restrictions on First Union's
                                   ability to defer payments of interest are that during an extension period First Union may not, with certain exceptions, (1) pay dividends on, or redeem or otherwise purchase, any of its capital stock or (2) pay principal or interest on, or redeem or otherwise purchase, any of its debt securities ranking equal in priority with or subordinate to the Series B Junior Subordinated Debentures.

                                   During an extension period, holders of
                                   Series A Capital Securities will recognize interest income for U.S. federal income tax purposes before the receipt of the cash payments of those deferred distributions even if the holder is a cash basis taxpayer.


Redemption......................   First Union Capital must redeem the Series
                                   A Capital Securities and Common Securities:

                                   (1) in whole but not in part when First Union
                                       repays the principal on the Series B
                                       Junior Subordinated Debentures at their
                                       maturity;

                                   (2) if First Union elects to redeem the
                                       Series B Junior Subordinated Debentures
                                       in whole but not in part at any time upon the occurrence of a Special Event, as described below; and

                                   (3) if First Union elects to redeem the
                                       Series B Junior Subordinated Debentures
                                       in whole or in part at any time.

                                   The redemption price will be calculated
                                   pursuant to the applicable formula specified in this prospectus supplement. The applicable formula will depend upon which redemption right First Union exercises.

Special Event...................   A "Special Event" means a Tax Event or a
                                   Capital Treatment Event.

                                   A "Tax Event" means that because of changes in certain tax laws or regulations, or in how they are interpreted or applied, there is more than an insubstantial risk that (1) First Union Capital would be subject to U.S. federal income tax with respect to income accrued or received on the Series B Junior Subordinated Debentures, (2) interest payable on the Series B Junior Subordinated Debentures would not be deductible by First Union for U.S. federal income tax purposes or (3) First Union Capital would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                                   A "Capital Treatment Event" means that
                                   because of changes in certain laws or
                                   regulations, or in how they are interpreted or applied, there is more than an insubstantial risk that First Union will not be entitled to treat an amount equal to the aggregate liquidation amount of the Series A Capital Securities as "tier 1 capital" (or the equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to First Union.

Termination of Trust............   First Union will have the right to
                                   terminate First Union Capital at any time and cause the Property Trustee to distribute the Series B Junior

                                   Subordinated Debentures pro rata to the
                                   holders of the Series A Capital Securities in exchange for their Series A Capital Securities. This right is optional and wholly in First Union's discretion.

Ranking of Series B Junior
Subordinated Debentures.........   The Series B Junior Subordinated Debentures
                                   will be subordinate and junior in right of payment to all indebtedness for borrowed money and other obligations of First Union included in the definition of Senior Debt.
                                   See "Description of Junior Subordinated
                                   Debentures -- Subordination" in the
                                   accompanying prospectus for a description of Senior Debt.

Guarantee.......................   First Union will fully and unconditionally
                                   guarantee the payment of distributions and other payments by First Union Capital on the Series A Capital Securities, but only to the extent that First Union Capital has funds legally and immediately available to make those distributions and payments.

Ranking of Guarantee............   First Union's obligations under the
                                   Guarantee will be subordinate and junior in right of payment to all of First Union's other liabilities, other than similar guarantees. The Guarantee will rank equal in priority with First Union's other similar guarantees.

Book-Entry Issuance.............   The Series A Capital Securities will be
                                   represented by a global certificate or
                                   certificates deposited with and registered in the name of The Depository Trust Company, New
                                   York, New York or its nominee. This means that investors will not receive certificates for their Series A Capital Securities.

The Trustees....................   Wilmington Trust Company will act as
                                   Property Trustee and Delaware Trustee of
                                   First Union Capital. Two of First Union's officers will act as the Administrative
                                   Trustees of First Union Capital. Wilmington
                                   Trust Company also serves as the Indenture
                                   Trustee -- the trustee under First Union's
                                   Subordinated Indenture under which the Series
                                   B Junior Subordinated Debentures will be issued -- and will act as the Guarantee
                                   Trustee -- the trustee under the Guarantee.
                                   The Property Trustee, Delaware Trustee and
                                   Administrative Trustees together are
                                   sometimes referred to as the "Securities
                                   Trustees" in this prospectus supplement.

                                 RISK FACTORS

     AN INVESTMENT IN THE SERIES A CAPITAL SECURITIES INVOLVES A NUMBER OF RISKS. SOME OF THE RISKS RELATE TO THE TERMS OF THE SERIES A CAPITAL SECURITIES AND THE SERIES B JUNIOR SUBORDINATED DEBENTURES. OTHER RISKS RELATE TO FIRST UNION OR FIRST UNION CAPITAL. YOU SHOULD CAREFULLY READ AND CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE YOU BUY ANY SERIES A CAPITAL SECURITIES.


PAYMENTS ON THE SERIES A CAPITAL SECURITIES DEPEND UPON PAYMENTS ON THE SERIES B JUNIOR SUBORDINATED DEBENTURES BY FIRST UNION

     The only source of funds for payments on the Series A Capital Securities will be the payments that First Union makes on the Series B Junior Subordinated Debentures. If First Union fails to make timely payments on the Series B Junior Subordinated Debentures, First Union Capital will lack available funds for distributions or other payments on the Series A Capital Securities.


RIGHTS UNDER THE GUARANTEE ARE LIMITED

     If First Union Capital does not have sufficient funds legally and immediately available, the holders of the Series A Capital Securities will not be able to rely upon the Guarantee for distributions or other payments on the Series A Capital Securities.


THE GUARANTEE RANKS SUBORDINATE TO MANY OF FIRST UNION'S OTHER OBLIGATIONS

     First Union's obligations under the Guarantee will rank:

     o subordinate and junior in right of payment to all of First Union's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

     o  equal in priority with First Union's other similar guarantees; and

     o  senior to First Union's common stock.


THE SERIES B JUNIOR SUBORDINATED DEBENTURES RANK SUBORDINATE TO MANY OF FIRST UNION'S OTHER OBLIGATIONS

     First Union's obligations under the Series B Junior Subordinated Debentures are subordinate and junior in right of payment to all of First Union's Senior Debt and its subordinated debt senior to the Series B Junior Subordinated Debentures. As of June 30, 1999, First Union's Senior Debt totaled approximately $658 million and its subordinated debt senior to the Series B Junior Subordinated Debentures totaled approximately $4.2 billion. For a description of First Union's Senior Debt, see "Description of Junior Subordinated Debentures -- Subordination" in the accompanying prospectus.

     The Series A Capital Securities, the Series B Junior Subordinated Debentures and the Guarantee do not limit First Union's ability to incur additional Senior Debt or other indebtedness.


THE SERIES B JUNIOR SUBORDINATED DEBENTURES ARE SUBJECT TO STRUCTURAL SUBORDINATION

     First Union conducts its business through subsidiaries. Accordingly, First Union's ability to meet its obligations under the Series B Junior Subordinated Debentures is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to First Union. In addition, the rights that First Union and its creditors will have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors.


OPTION TO DEFER INTEREST PAYMENTS ON THE SERIES B JUNIOR SUBORDINATED DEBENTURES WHICH WOULD CAUSE A DEFERRAL OF DISTRIBUTIONS ON THE SERIES A CAPITAL SECURITIES

     First Union will have the right, at any time and from time to time, to defer interest payments on the Series B Junior Subordinated Debentures for up to 10 consecutive semi-annual periods, but not beyond the maturity date of the Series B Junior Subordinated Debentures. Any such deferral period is called an "extension period" in this prospectus supplement. During an extension period distributions on the Series A Capital Securities will also be deferred.

     First Union will pay interest on any deferred interest on the Series B Junior Subordinated Debentures at a yearly rate of 7.95%, compounded semi-annually, to the date of payment, to the extent legally permitted. Payments of deferred interest, together with any interest on those payments, will be passed through to the holders of the Series A Capital Securities.

     If First Union defers interest payments, each holder of Series A Capital Securities, or of Series B Junior Subordinated Debentures, will recognize income as original issue discount for U.S. federal income tax purposes before the holder is paid deferred distributions. This will be so even if the holder is a cash basis taxpayer. A holder of Series A Capital Securities, or of Series B Junior Subordinated Debentures, will not receive cash related to that income if the holder disposes of the Series A Capital Securities, or the Series B Junior Subordinated Debentures, before the record date for the payment of such amounts. Investors should consult their own tax advisors with respect to these and other tax consequences of an investment in the Series A Capital Securities.



SPECIAL EVENT REDEMPTION

     First Union will have the option to redeem the Series B Junior Subordinated Debentures in whole at any time during the 90 days after the occurrence of a Special Event. If First Union redeems the Series B Junior Subordinated Debentures after the occurrence of a Special Event, First Union Capital will redeem the Series A Capital Securities.

     First Union has committed to the Federal Reserve Bank of Richmond that it will not exercise such right without First Union having received the prior approval of the Federal Reserve Board if then so required under the applicable capital guidelines or policies of the Federal Reserve Board. See "Description of Series B Junior Subordinated Debentures -- Redemption."


THE DEFERRAL AND THE TAX TREATMENT OF THE SERIES A CAPITAL SECURITIES COULD ADVERSELY AFFECT MARKET PRICES FOR THE SERIES A CAPITAL SECURITIES

     Because First Union has the right to defer interest payments on the Series B Junior Subordinated Debentures, the market price of the Series A Capital Securities may be more volatile than the market prices of similar securities that are not subject to this right. Moreover, any exercise of this right could cause the market price of the Series A Capital Securities to decline. Accordingly, the Series A Capital Securities that you may purchase or the Series B Junior Subordinated Debentures that a holder of Series A Capital Securities may receive on liquidation of First Union Capital may trade at a discount to the price that you paid to purchase the Series A Capital Securities. Furthermore, a holder that disposes of any Series A Capital Securities or Series B Junior Subordinated Debentures during an extension period, when trading prices are likely to be adversely affected by deferral, is not likely to receive the same return on its investment as a holder that holds its Series A Capital Securities until the period ends.

     A holder of Series A Capital Securities that disposes of its Series A Capital Securities before the record date for the payment of distributions will not receive payment of a distribution for the period prior to the disposition. Nevertheless, that holder will be required to include accrued but unpaid interest on the Series B Junior Subordinated Debentures through the date of disposition as ordinary income for U.S. federal income tax purposes and to add the amount of the accrued but unpaid interest to its tax basis in the Series A Capital Securities. The holder will recognize a capital loss to the extent the selling price is less than its adjusted tax basis. Subject to certain limited exceptions, a holder of Series A Capital Securities cannot offset ordinary income against capital losses for U.S. federal income tax purposes. See "Material Federal Income Tax Considerations."


DISTRIBUTION OF SERIES B JUNIOR SUBORDINATED DEBENTURES UPON TERMINATION OF FIRST UNION CAPITAL

     First Union will have the right to terminate First Union Capital at any time and cause the Series B Junior Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in liquidation of First Union Capital. First Union has committed to the Federal Reserve Bank of Richmond that, for so long as First Union (or an affiliate) is the owner of the Common Securities, it will not exercise such right without having received the prior approval of the Federal Reserve Board, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     Under current U.S. federal income tax law and interpretations, and assuming, as expected, that First Union Capital will not be classified as an association taxable as a corporation, holders of the Series A Capital Securities would not have a taxable event if the Series B Junior Subordinated Debentures were distributed upon liquidation of First Union Capital. However, if a Tax Event were to occur and First Union Capital became subject to U.S. federal income tax with respect to income received or accrued on the Series B Junior Subordinated Debentures, both First Union Capital and the holders of the Series A Capital Securities could be taxed on that distribution. See "Material Federal Income Tax Considerations."

     There can be no assurance as to the market price for the Series B Junior Subordinated Debentures if a termination and liquidation of First Union Capital occurs and Series B Junior Subordinated Debentures are distributed in exchange for Series A Capital Securities. The Series B Junior Subordinated Debentures that the investor would receive may trade at less than the price that the investor paid to purchase the Series A Capital Securities and/or less than the market price of the Series A Capital Securities before the exchange.


THERE CAN BE NO ASSURANCE AS TO MARKET PRICES OF THE SERIES A CAPITAL SECURITIES OR THE SERIES B JUNIOR SUBORDINATED DEBENTURES

     There can be no assurance as to the market prices for either the Series A Capital Securities or the Series B Junior Subordinated Debentures that may be distributed in exchange for the Series A Capital Securities if a termination and liquidation of First Union Capital occurs. Accordingly, the Series A Capital Securities that an investor may purchase, or the Series B Junior Subordinated Debentures that the investor may receive if First Union Capital is terminated and liquidated, may trade at a price less than the price paid by the investor to purchase the Series A Capital Securities and/or less than the market price of the Series A Capital Securities before the exchange.

     Because holders of the Series A Capital Securities may receive Series B Junior Subordinated Debentures on liquidation of First Union Capital, potential purchasers of the Series A Capital Securities are also making an investment decision with respect to the Series B Junior Subordinated Debentures and should carefully review all the information regarding the Series B Junior Subordinated Debentures included in this prospectus supplement and the accompanying prospectus. See "Description of the Series B Junior Subordinated Debentures" herein and "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" in the accompanying prospectus.


LIMITED VOTING RIGHTS

     Holders of Series A Capital Securities will have limited voting rights.

     In general, holders of Series A Capital Securities will not be entitled to vote to appoint, remove or replace any of the Securities Trustees. First Union, as the holder of the Common Securities, generally has that right. However, the holders of the Series A Capital Securities will have the right to appoint a substitute Property Trustee or Delaware Trustee if an event of default with respect to the Series B Junior Subordinated Debentures occurs and is continuing.


TRADING CHARACTERISTICS OF SERIES A CAPITAL SECURITIES; NO PREVIOUS PUBLIC MARKET FOR THE SERIES A CAPITAL SECURITIES

     If a holder disposes of Series A Capital Securities prior to the occurrence of an extension period, any portion of the amount received that is attributable to accrued interest on the Series B Junior Subordinated Debentures will be treated as interest income for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Series A Capital Securities. If an extension period occurs, interest on the Series B Junior Subordinated Debentures will be included in the income of holders of Series A Capital Securities as it accrues rather than when it is paid. If an extension period occurs, a holder that disposes of its Series A Capital Securities between record dates for payments of distributions will be required to include in income as original issue discount accrued but unpaid interest on the Series B Junior Subordinated Debentures through the date of disposition and to add that amount to the holder's adjusted tax basis in the related Series B Junior Subordinated Debentures that are regarded as having been disposed of by that holder. A holder generally will recognize a capital loss to the extent the selling price is less than the holder's adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

     No public market for the Series A Capital Securities existed before this offering. There can be no assurance that an active public market for the Series A Capital Securities will develop. If an active trading market for the Series A Capital Securities does develop, there can be no assurance that it will be sustained after this offering.


INVESTMENT IN TRUST INVOLVES RISKS PARALLEL TO THOSE OF INVESTMENT IN FIRST
UNION

     An investment in First Union Capital, like an investment in First Union, will involve risks associated with First Union's operating conditions and will be affected by the competitive factors, economic conditions, industry conditions and equity market conditions to which First Union is subject.


CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Subordinated Indenture does not contain provisions that will protect holders of the Series B Junior Subordinated Debentures if First Union engages in a highly leveraged transaction. The Trust Agreement does not contain provisions that will protect holders of Series A Capital Securities under those circumstances.

                            FIRST UNION CAPITAL II

     First Union created First Union Capital as a statutory business trust under Delaware law. First Union Capital's business is defined in a trust agreement executed by First Union, as depositor, and the Delaware Trustee. That trust agreement will be amended when the Series A Capital Securities are issued. The amended trust agreement will be in substantially the form filed as an exhibit to the initial registration statement of which this prospectus supplement and the accompanying prospectus are a part. The amended trust agreement is called the "Trust Agreement" in this prospectus supplement.

     First Union Capital exists for the exclusive purposes of (1) issuing and selling the Series A Capital Securities to the public, (2) issuing and selling the Common Securities to First Union and (3) investing the gross proceeds from those sales in the Series B Junior Subordinated Debentures. First Union Capital may engage in only those other activities as are necessary, appropriate, convenient or incidental to those purposes. The Series A Capital Securities and the Common Securities together are sometimes called the "Trust Securities" in this prospectus supplement.

     First Union Capital has a term of approximately 31 years from its creation, but may terminate earlier as provided in the Trust Agreement.

     The Securities Trustees will conduct First Union Capital's business and affairs. First Union, as the holder of the Common Securities, will appoint the Securities Trustees. Two of First Union's officers initially will serve as Administrative Trustees. Wilmington Trust Company will serve as Property Trustee and as Delaware Trustee. First Union, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Securities Trustees, subject to the right of the holders of a majority of the Series A Capital Securities to appoint a substitute Property Trustee and Delaware Trustee if an event of default with respect to the Series B Junior Subordinated Debentures occurs and is continuing.

     The Property Trustee will hold legal title to the Series B Junior Subordinated Debentures for the benefit of First Union Capital and the holders of the Trust Securities. The Property Trustee will have the power, with certain exceptions, to exercise all rights, powers and privileges under the Subordinated Indenture as the holder of the Series B Junior Subordinated Debentures.

     The Series B Junior Subordinated Debentures will constitute substantially all the assets of First Union Capital. Other assets that may constitute "Trust Property" include any cash on deposit in, or owing to, the payment account established under the Trust Agreement. Trust Property will also include any other property or assets that the Property Trustee holds under the Trust Agreement. First Union Capital may from time to time receive cash from First Union under the Agreement as to Expenses and Liabilities between First Union and First Union Capital.

     First Union Capital's office address in the State of Delaware is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001. The principal place of business of First Union Capital will be c/o First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013 (telephone (704) 374-6565).

                              RECENT DEVELOPMENTS

     First Union reported operating earnings of $802 million, or 84 cents per share, in the third quarter of 1999 compared with $1.0 billion, or $1.02 per share, in the third quarter of 1998. Operating earnings exclude merger related and restructuring charges. The third quarter of 1999 included no merger related and restructuring charges and the third quarter of 1998 included $16 million after tax of such charges. Third quarter 1999 operating earnings represent a return on average stockholders' equity of 19.91 percent and return on average assets of 1.39 percent.

     In the first nine months of 1999, operating earnings were $2.6 billion, or $2.74 per share, compared with $2.7 billion, or $2.77 per share, in the first nine months of 1998. After merger related and restructuring charges, net income in the first nine months of 1999 was $2.4 billion, or $2.47 per share, compared with $2.0 billion, or $2.08 per share, in the first nine months of 1998. Nine month 1999 operating earnings represent a return on average stockholders' equity of 21.74 percent and a return on average assets of 1.56 percent.

     On October 1, 1999, First Union completed the purchase accounting acquisition of EVEREN Capital Corporation.

     Both houses of the U.S. Congress have passed, and the President has indicated he will sign, the Gramm-Leach-Bliley Financial Modernization Act of 1999 into law. The Modernization Act will:

     o allow bank holding companies meeting management, capital and CRA standards to engage in a substantially broader range of nonbanking activities than currently is permissible, including insurance underwriting and making merchant banking investments in commercial and financial companies;

     o  allow insurers and other financial services companies to acquire banks;

     o remove various restrictions that currently apply to bank holding company ownership of securities firms and mutual fund advisory companies; and

     o establish the overall regulatory structure applicable to bank holding companies that also engage in insurance and securities operations.

This part of the Modernization Act will become effective 120 days after enactment. First Union currently believes it meets the requirements for the broader range of activities that will be permitted by the Modernization Act.

     The Modernization Act will also modify other current financial laws, including laws related to financial privacy and community reinvestment. The new financial privacy provisions will generally prohibit financial institutions, including First Union, from disclosing nonpublic personal financial information to third parties unless customers have the opportunity to "opt out" of the disclosure.


                         CONSOLIDATED EARNINGS RATIOS

   The following table provides First Union's consolidated ratios of earnings to fixed charges.

                                                          SIX MONTHS               YEARS ENDED DECEMBER 31,
                                                             ENDED     -------------------------------------------------
                                                         JUNE 30, 1999    1998      1997      1996      1995      1994
                                                        -------------- --------- --------- --------- --------- ---------
   CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
   Excluding interest on deposits .....................       2.42x        2.13      2.50      2.58      2.87      3.47
   Including interest on deposits .....................       1.66x        1.51      1.57      1.56      1.58      1.72

     For purposes of computing the ratios, earnings represent income from continuing operations before extraordinary items and the cumulative effect of any changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third (the proportion deemed representative of the interest factor) of rents and all amortization of debt issuance costs.


                                USE OF PROCEEDS

     All of the proceeds from the sale of the Series A Capital Securities will be invested by First Union Capital in Series B Junior Subordinated Debentures. First Union intends that the proceeds from the sale of the Series B Junior Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes.

     First Union is required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve Board announced that cumulative preferred securities having the characteristics of the Series A Capital Securities which qualify as a minority interest could be included as tier 1 capital for bank holding companies. Such tier 1 capital treatment, together with First Union's ability to deduct, for U.S. federal income tax purposes, interest payable on the Series B Junior Subordinated Debentures, will provide First Union with a more cost-effective means of obtaining capital for regulatory purposes than other tier 1 capital alternatives currently available to it.


                             ACCOUNTING TREATMENT

     For financial reporting purposes, First Union Capital will be treated as a subsidiary of First Union. Accordingly, the accounts of First Union Capital will be included in First Union's consolidated financial statements.

     The Series A Capital Securities will be included in long-term debt in First Union's consolidated balance sheets. A separate line item entitled "Trust preferred securities" will be included in the notes to First Union's consolidated financial statements. Additionally, appropriate disclosures about the Series A Capital Securities, the Guarantee, and the Series B Junior Subordinated Debentures will also be included in the notes to First Union's consolidated financial statements. For financial reporting purposes, First Union will record distributions payable on the Series A Capital Securities as interest expense in its consolidated statements of income.

                DESCRIPTION OF THE SERIES A CAPITAL SECURITIES

     The following description of the Series A Capital Securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Trust Agreement. The form of the Trust Agreement is an exhibit to the initial registration statement of which this prospectus supplement and the accompanying prospectus are a part.


GENERAL

     The Trust Agreement authorizes the Administrative Trustees to issue the Series A Capital Securities and the Common Securities on behalf of First Union Capital. The Series A Capital Securities represent preferred undivided beneficial interests in the assets of First Union Capital. The Common Securities represent common undivided beneficial interests in the assets of First Union Capital. The Trust Agreement does not permit First Union Capital to issue any other securities or to incur any indebtedness for borrowed money.

     The Series A Capital Securities will have an aggregate liquidation amount equal to approximately 97% of the total capital of First Union Capital. The Common Securities will have an aggregate liquidation amount equal to approximately 3% of the total capital of First Union Capital.

     First Union will own all the Common Securities.

     In general, the Series A Capital Securities will rank equal in priority with the Common Securities and First Union Capital will make payments on the Series A Capital Securities on a pro rata basis with the Common Securities. The rights of the holders of the Series A Capital Securities to receive distributions and liquidation, redemption and other payments will be senior to the rights of the holder of the Common Securities if an event of default occurs under the Subordinated Indenture with respect to the Series B Junior Subordinated Debentures.

     First Union has guaranteed, on a subordinated basis, certain payments with respect to the Series A Capital Securities. Those payments are payments of distributions and payments if the Series A Capital Securities are redeemed or First Union Capital is liquidated, in each case to the extent set forth in the Guarantee. The Guarantee does not cover those payments when First Union Capital does not have sufficient funds legally and immediately available to make the payments. In that event, the holders of a majority of the Series A Capital Securities may direct the Property Trustee to enforce its rights under the Series B Junior Subordinated Debentures. In addition, a holder of Series A Capital Securities may institute a legal proceeding directly against First Union, without first instituting a legal proceeding against the Property Trustee or any other person or entity, to enforce payment to that holder of principal or interest on Series B Junior Subordinated Debentures having a principal amount equal to the liquidation amount of that holder's Series A Capital Securities on or after the due dates specified or provided for in the Series B Junior Subordinated Debentures. These mechanisms and obligations, together with First Union's obligations under the Agreement as to Expenses and Liabilities, provide a full and unconditional guarantee by First Union of the payments due on the Series A Capital Securities, subject to certain subordination provisions.

DISTRIBUTIONS

     Distributions on the Series A Capital Securities will be fixed at a yearly rate of 7.95% and will accrue from the original issue date of the Series A Capital Securities.

     Distributions on the Series A Capital Securities will be payable semi-annually in arrears on the following distribution dates: November 15 and May 15 of each year, commencing on May 15, 2000, except if an extension period occurs. Distributions payable on a date that is not a business day will be paid on the next day that is a business day (without any interest or other payment due to the delay), except that if that business day falls in the next calendar year, the payment will be made on the immediately preceding business day. In each such case, payment will be made with the same effect as if made on the date the payment was originally payable. As used in this prospectus supplement, "business day" means any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

     Distributions on the Series A Capital Securities will be payable to holders of record at the close of business on the 15th calendar day before the relevant distribution date. Each payment of a distribution will be made as described under the caption " -- Book-Entry Issuance -- The Depository Trust Company" in this prospectus supplement while the Series A Capital Securities are in book-entry only form. Distributions will be computed on the basis of a 360-day year of twelve 30-day months.

     First Union has the right to defer interest payments on the Series B Junior Subordinated Debentures by extending the interest payment period from time to time on the Series B Junior Subordinated Debentures. If First Union exercises that right, distributions on the Series A Capital Securities will be deferred during the extension period. Deferred interest installments on the Series B Junior Subordinated Debentures will bear interest at a yearly rate of 7.95%, compounded semi-annually, to the payment date, to the extent legally permitted. First Union will have the right to make partial payments of interest on any interest payment date during an extension period. If distributions are deferred, the deferred distributions and accrued interest on those distributions will be paid, if funds are legally available for those payments, to holders of record of the Series A Capital Securities on the record date immediately after the extension period ends.

     First Union Capital will pay distributions on the Series A Capital Securities on the distribution dates to the extent that it has funds legally and immediately available. Those funds will be limited to payments that First Union makes under the Series B Junior Subordinated Debentures.


REDEMPTION

     The Series A Capital Securities will remain outstanding until First Union Capital redeems them or distributes the Series B Junior Subordinated Debentures in exchange for the Series A Capital Securities. Any redemption of Series A Capital Securities must occur as described below.

     REDEMPTION OF SERIES A CAPITAL SECURITIES. If First Union repays or redeems the Series B Junior Subordinated Debentures at any time, First Union Capital will be obligated to redeem a like amount of Series A Capital Securities and Common Securities. The redemption of the Series A Capital Securities will occur on the redemption date, which means the date on which payment of the principal of those Series B Junior Subordinated Debentures becomes due under the Subordinated Indenture. The redemption price for the Series A Capital Securities will be the total liquidation amount of the Series A Capital Securities being redeemed plus (1) accumulated but unpaid distributions up to but excluding the redemption date and (2) the related amount of the premium, if any, paid by First Union on the concurrent redemption of the Series B Junior Subordinated Debentures.

     REPAYMENT AND REDEMPTION OF SERIES B JUNIOR SUBORDINATED DEBENTURES. First Union may redeem the Series B Junior Subordinated Debentures before their stated maturity as follows:

(1) in whole at any time or in part from time to time, PROVIDED that no partial redemption may occur during an extension period; or

(2) in whole at any time within 90 days after the occurrence of a Tax Event or a Capital Treatment Event, each as defined below.

     If First Union elects to redeem the Series B Junior Subordinated Debentures, First Union will do so at the relevant redemption price. The redemption price will equal accrued and unpaid interest on the Series B Junior Subordinated Debentures being redeemed plus the greater of:

     o 100% of the principal amount of the Series B Junior Subordinated Debentures being redeemed, or

     o as determined by a Quotation Agent, the sum of the present value of scheduled payments of principal and interest from the redemption date to November 15, 2029, on the Series B Junior Subordinated Debentures being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the Treasury Rate, plus .25%, in the case of a redemption under clause (1) above, or plus .50%, in the case of a redemption under clause (2) above.

     DEFINITION OF QUOTATION AGENT "Quotation Agent" means Morgan Stanley & Co. Incorporated. However, if Morgan Stanley & Co. Incorporated ceases to be a primary U.S. Government securities dealer in New York City, First Union will replace them with another primary U.S. Government securities dealer.

     DEFINITION OF TREASURY RATE. "Treasury Rate" means (1) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve Board and which establishes the yield on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the time period from the redemption date to November 15, 2029, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month, or (2) if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

     DEFINITION OF COMPARABLE TREASURY ISSUE. "Comparable Treasury Issue" means with respect to any redemption date the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to November 15, 2029 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to this time period. If no U.S. Treasury security has a maturity which is within a period from three months before to three months after November 15, 2029 the two most closely corresponding U.S. Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     DEFINITION OF COMPARABLE TREASURY PRICE. "Comparable Treasury Price" means
(a) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Indenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     DEFINITION OF REFERENCE TREASURY DEALER QUOTATIONS. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     DEFINITION OF REFERENCE TREASURY DEALER. "Reference Treasury Dealer" means
(1) the Quotation Agent and (2) any other primary U.S. Government securities dealer selected by the Indenture Trustee after consultation with First Union.

     DEFINITION OF CAPITAL TREATMENT EVENT. "Capital Treatment Event" means the reasonable determination by First Union that as a result of:

     o any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the original issue date or

     o any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws or regulations, if the pronouncement, action or decision is announced on or after the original issue date, there is more than an insubstantial risk that First Union will not be entitled to treat the liquidation amount of the Series A Capital Securities as "tier 1" capital for purposes of the applicable Federal Reserve Board capital adequacy guidelines as then in effect.

     DEFINITION OF TAX EVENT. "Tax Event" means the receipt by First Union and First Union Capital of an opinion of independent counsel, experienced in the following matters, to the following effect:

As a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

(1) First Union Capital would be subject to U.S. federal income tax on income received or accrued on the Series B Junior Subordinated Debentures;

(2) interest payable by First Union on the Series B Junior Subordinated Debentures would not be deductible by First Union for U.S. federal income tax purposes; or

(3) First Union Capital would be subject to more than a DE MINIMIS amount of other taxes, duties or other government charges.

As used above, "tax change" means any of the following:

     o any amendment to, or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States; or

     o any amendment to, or change in, an interpretation or application of such laws or regulations.

     PAYMENT OF ADDITIONAL INTEREST. The Subordinated Indenture provides that, if a Tax Event described in items (1) or (3) of the definition of Tax Event above has occurred and is continuing and First Union does not redeem the Series B Junior

Subordinated Debentures, First Union may be required to pay additional sums on the Series B Junior Subordinated Debentures. These additional sums would be those amounts necessary to ensure that distributions due and payable on the Series A Capital Securities and Common Securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which First Union Capital has become subject as a result of a Tax Event.

     REDEMPTION PROCEDURES. The Property Trustee will give notice of any redemption of Series A Capital Securities to the holders of Series A Capital Securities not less than 30 nor more than 60 days before the redemption date, unless the redemption results from acceleration of the maturity of the Series B Subordinated Debentures and the Property Trustee cannot reasonably give this notice during this period. In that case, the Property Trustee will give the notice as soon as practicable.

     Payment of the redemption price for any Series A Capital Securities will be made against surrender of the certificates representing those Series A Capital Securities, or, in the case of any Series A Capital Securities held in book-entry form, in accordance with the applicable procedures of DTC. However, any distributions that are payable on or before the redemption date will be payable to the persons who are the holders of those Series A Capital Securities on the record date for the distribution.

     If the Property Trustee gives a notice of redemption, the Property Trustee will deposit funds sufficient to pay the redemption price for all Series A Capital Securities to be redeemed on that date to the extent the funds are available to the Property Trustee. The Property Trustee, in the case of book-entry Series A Capital Securities, or the Paying Agent, in the case of non-book-entry Series A Capital Securities, will irrevocably deposit these amounts with DTC by noon, New York City time, on the redemption date. If the Property Trustee gives notice of redemption and deposits funds as required under the Trust Agreement then upon the date of deposit all rights of the holders of the Series A Capital Securities called for redemption will cease, except the right of those holders to receive the redemption price, without interest, and those Series A Capital Securities will cease to be outstanding. If payment of the redemption price for any Series A Capital Securities called for redemption is improperly withheld or refused and not paid either by First Union Capital or by First Union under the Guarantee, or if notice of redemption is not given as required, distributions on those Series A Capital Securities will continue to accumulate from the original redemption date to the date the redemption price is actually paid.

     If First Union Capital redeems less than all the Series A Capital Securities and Common Securities, the aggregate liquidation amount of Series A Capital Securities and Common Securities to be redeemed will be allocated proportionately between the outstanding Series A Capital Securities and the outstanding Common Securities, based upon their respective aggregate liquidation amounts. Not more than 60 days prior to the redemption date, the Property Trustee will select the Series A Capital Securities to be redeemed from among the outstanding Series A Capital Securities not previously called for redemption. The Property Trustee may use any method of selection that it deems to be fair and appropriate, including any method that involves the redemption of a portion of the aggregate liquidation amount of any particular holder's Series A Capital Securities.


DISTRIBUTION OF SERIES B JUNIOR SUBORDINATED DEBENTURES UPON TERMINATION OF FIRST UNION CAPITAL

     First Union will have the right to terminate First Union Capital at any time and, after First Union Capital satisfies its liabilities to creditors, cause the Series B Junior Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in liquidation of First Union Capital. That right is optional and wholly within First Union's discretion.

     Circumstances under which First Union may decide to exercise its right to terminate First Union Capital could include:

     o  the occurrence of a Tax Event or a Capital Treatment Event;

     o adverse tax consequences to First Union or First Union Capital that the definition of a Tax Event does not cover because those consequences do not result from an amendment or change described in that definition; and

     o  changes in the accounting applicable to the Series A Capital Securities.

     After the date for any distribution of Series B Junior Subordinated Debentures upon termination of First Union Capital:

     o the Series A Capital Securities and the Guarantee will no longer be considered outstanding;

     o the securities depositary or its nominee, as the record holder of the Series A Capital Securities, will receive a registered global certificate or certificates representing the Series B Junior Subordinated Debentures delivered upon the distribution; and

     o any certificates representing Series A Capital Securities not held by the securities depositary or its nominee will be deemed to represent Series B Junior Subordinated Debentures.

   Those Series B Junior Subordinated Debentures will have:

     o an aggregate principal amount equal to the aggregate liquidation amount of those Series A Capital Securities;

     o an interest rate identical to the rate at which cumulative cash distributions are payable on those Series A Capital Securities; and

     o accrued and unpaid interest equal to the accrued and unpaid distributions on those Series A Capital Securities,

until the certificates are presented to First Union or its agent for transfer or reissuance.

     First Union has committed to the Federal Reserve Bank of Richmond that, for so long as First Union (or an affiliate) is the owner of the Common Securities, it will not exercise such right without having received the prior approval of the Federal Reserve Board, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     There can be no assurance as to the market prices for either the Series A Capital Securities or the Series B Junior Subordinated Debentures that may be distributed in exchange for the Series A Capital Securities if a termination and liquidation of First Union Capital occurs. Accordingly, the Series A Capital Securities that an investor may purchase, or the Series B Junior Subordinated Debentures that the investor may receive if First Union Capital is terminated or liquidated, may trade at a price less than the price paid by the investor to purchase the Series A Capital Securities and/or less than the market price of the Series A Capital Securities before the exchange.


BOOK-ENTRY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Series A Capital Securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC or its nominee will thus be the only registered holder of those Series A Capital Securities and will be considered the sole owner of the Series A Capital Securities for purposes of the Trust Agreement.

     Purchasers of Series A Capital Securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC. DTC will maintain accounts showing the Series A Capital Security holdings of its participants, and those participants will in turn maintain accounts showing the Series A Capital Security holdings of their customers. Some of those customers may themselves be securities intermediaries holding Series A Capital Securities for their customers. Thus, each beneficial owner of a book-entry Series A Capital Security will hold that Series A Capital Security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The Series A Capital Securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the Series A Capital Securities will generally not be entitled to have the Series A Capital Securities represented by the global securities registered in its name and will not be considered the owner under the Trust Agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of Series A Capital Securities. The book-entry system for holding Series A Capital Securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry Series A Capital Securities represented by a global security will receive definitive (paper) Series A Capital Securities only if:

     o DTC is unwilling or unable to continue as depositary for such global security and First Union is unable to find a qualified replacement for DTC within 90 days; or

     o First Union in its sole discretion decides to terminate the book-entry system with respect to the Series A Capital Securities.

     Definitive Series A Capital Securities in registered form will have the same terms and be in an equal aggregate principal amount as the equivalent book-entry Series A Capital Securities, and will be in denominations of $1,000 or integral multiples of $1,000. Definitive Series A Capital Securities will be registered in the name or names of the person or persons that

DTC specifies in a written instruction to the registrar of the Series A Capital Securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus supplement, for book-entry Series A Capital Securities, references to actions taken by holders of Series A Capital Securities will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to holders of Series A Capital Securities will mean payments and notices of redemption to DTC or its nominee as the registered holder of the Series A Capital Securities for distribution to participants in accordance with DTC's procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     DTC has advised First Union that DTC's management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000" problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants, third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant, and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that First Union and First Union Capital believe to be reliable, but neither First Union nor First Union Capital takes any responsibility for its accuracy. First Union and First Union Capital have no responsibility for the performance by DTC br its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

          DESCRIPTION OF THE SERIES B JUNIOR SUBORDINATED DEBENTURES

     The following description of the Series B Junior Subordinated Debentures is only a summary and is not intended to be comprehensive. The description should be read together with the description of the general terms and provisions of the Junior Subordinated Debentures provided under the caption "Description of Junior Subordinated Debentures" in the accompanying prospectus.

GENERAL

     First Union will issue the Series B Junior Subordinated Debentures as a Series B of Subordinated Debentures under the Subordinated Indenture. The Series B Junior Subordinated Debentures will be limited in principal amount to $309,279,000, which is the liquidation amount of the Trust Securities.

     The Series B Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest, including any additional interest (as defined below), on November 15, 2029.

     The Series B Junior Subordinated Debentures will rank equal in priority with any other series of junior subordinated debentures issued under the Subordinated Indenture.

     The Series B Junior Subordinated Debentures will not be subject to any sinking fund provision.


REDEMPTION

     First Union will have the option to redeem the Series B Junior Subordinated Debentures before the stated maturity as follows:

(1) in whole at any time or in part from time to time, PROVIDED that no partial redemption may occur during an extension period; or

(2) in whole at any time, within 90 days after the occurrence of a Tax Event or a Capital Treatment Event.

     The definitions of "Tax Event" and "Capital Treatment Event" are set forth in "Description of the Series A Capital Securities -- Redemption."

     If First Union redeems any Series B Junior Subordinated Debentures, First Union will do so at the relevant redemption prices set forth in "Description of Series A Capital Securities -- Redemption -- Repayment and Redemption of Series B Junior Subordinated Debentures." Unless First Union defaults in payment of the redemption price, interest will cease to accrue on the Series B Junior Subordinated Debentures called for redemption on and after the redemption date. First Union may not redeem Series B Junior Subordinated Debentures on a redemption date that would occur during an extension period unless First Union redeems all of the outstanding Series B Junior Subordinated Debentures.

     First Union must give notice of any redemption to the holders of the Series B Junior Subordinated Debentures not less than 30 days nor more than 60 days before the redemption date. In all other respects, the procedures for redeeming the Series B Junior Subordinated Debentures will be similar to those for redeeming the Series A Capital Securities. See "Description of the Series A Capital Securities -- Redemption."

     PAYMENT OF ADDITIONAL INTEREST. As described under "Description of the Series A Capital Securities -- Redemption -- Payment of Additional Interest," if a Tax Event has occurred and is continuing, First Union may be obligated to pay additional interest on the Series B Junior Subordinated Debentures.

     If First Union redeems the Series B Junior Subordinated Debentures upon not less than 30 nor more than 60 days' notice after the occurrence of a Special Event, such Series B Junior Subordinated Debentures will be redeemed at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest, including any additonal interest, to the redemption date.

INTEREST

     The Series B Junior Subordinated Debentures will bear interest at a yearly rate of 7.95% from the original issue date. Interest on the Series B Junior Subordinated Debentures will be payable semi-annually in arrears on November 15 and May 15 of each year, commencing on May 15, 2000, unless the applicable interest period is extended. Interest will be payable to the person or persons in whose name the Series B Junior Subordinated Debentures are registered at the close of business on the 15th calendar day before the relevant interest payment date, except that interest payable on the maturity date or on a redemption date will be paid to the person to whom principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     If any date on which interest is payable on the Series B Junior Subordinated Debentures is not a business day, the interest payable on that date will be paid on the next day that is a business day (without any interest or other payment due to the delay), except that if that business day falls in the next calendar year, interest will be paid on the immediately preceding business day.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     First Union will have the right, at any time and from time to time, to defer interest payments on the Series B Junior Subordinated Debentures by extending the interest payment period for up to 10 consecutive semi-annual periods, but not beyond the maturity date. When the extension period has ended, First Union will pay all accrued and unpaid interest, including any additional interest, on the next interest payment date. Before any extension period ends, First Union may further defer interest payments by extending the interest payment period. However, an extension period, together with any previous and further extensions, may not exceed 10 consecutive semi-annual periods. During an extension period, First Union will have the right to make partial payments of interest on any interest payment date. After an extension period terminates and all amounts due are paid, First Union may select a new extension period, subject to the previously mentioned requirements.

     First Union has no present intention of exercising its right to defer payments by extending the interest payment period on the Series B Junior Subordinated Debentures.

     First Union will notify the holder or holders of the Series B Junior Subordinated Debentures and the Indenture Trustee of its selection or extension of an extension period at least one business day before the earlier of:

     o the record date for the interest payment date on which the extension period is to begin or the record date for the interest payment date on which the extension period that is being extended would otherwise terminate; or

     o the date that First Union or First Union Capital is required to give notice to the New York Stock Exchange or other self-regulatory organization of the record date or the date those distributions are payable.

BOOK-ENTRY ISSUANCE

     First Union expects that the Series B Junior Subordinated Debentures will be issued in the form of one or more global certificates registered in the name of the securities depositary or its nominee if the Series B Junior Subordinated Debentures are distributed to holders of Series A Capital Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of First Union Capital. The procedures applicable to the transfer and payment of the Series B Junior Subordinated Debentures are expected to be substantially similar to those applicable to the transfer and payment of the Series A Capital Securities.


              RELATIONSHIP AMONG THE SERIES A CAPITAL SECURITIES,
         THE SERIES B JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

     As long as First Union makes interest and other payments on the Series B Junior Subordinated Debentures when due, those payments will be sufficient to cover distributions and payments due on the Series A Capital Securities and the Common Securities. This is the case primarily because:

     o the total principal amount of the Series B Junior Subordinated Debentures will be equal to the total liquidation amount of the Trust Securities;

     o the interest rate and interest and other payment dates on the Series B Junior Subordinated Debentures will correspond to the distribution rate and distribution and other payment dates for the Series A Capital Securities;

     o the Agreement as to Expenses and Liabilities between First Union and First Union Capital provides that First Union will pay all costs and expenses of First Union Capital; and

     o the Trust Agreement provides that the Securities Trustees will not permit First Union Capital to engage in any activity that is inconsistent with the purposes of First Union Capital.

     If First Union does not make the required payments on the Series B Junior Subordinated Debentures, it is expected that First Union Capital will not have sufficient funds to make the related distributions on the Series A Capital Securities. First Union will guarantee payments of distributions and other payments due on the Series A Capital Securities but only to the extent that First Union Capital has funds legally and immediately available for the payment of those distributions and other payments.

     If an event of default under the Subordinated Indenture with respect to the Series B Junior Subordinated Debentures occurs and is continuing, then:

     o the holders of Series A Capital Securities will rely on the Property Trustee, as the holder of the Series B Junior Subordinated Debentures, to enforce its rights against First Union; and

     o the holders of a majority of the Series A Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any power of the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Series B Junior Subordinated Debentures.

     If the Property Trustee fails to enforce its rights under the Series B Junior Subordinated Debentures, a holder of Series A Capital Securities may, to the extent legally permitted, institute a legal proceeding against First Union to enforce its rights under the Trust Agreement without first instituting a legal proceeding against the Property Trustee, First Union Capital or any other person or entity. Moreover, a holder of Series A Capital Securities may institute a legal proceeding directly against First Union to enforce payment to that holder of principal or interest on Series B Junior Subordinated Debentures having a principal amount equal to the liquidation amount of the Series A Capital Securities of that holder on or after the due dates specified in the Series B Junior Subordinated Debentures. The Trust Agreement also provides a mechanism whereby the holders of Series A Capital Securities may appoint a substitute Property Trustee if an event of default under the Subordinated Indenture with respect to the Series B Junior Subordinated Debentures occurs and is continuing.

     The Guarantee provides a mechanism whereby the holders of the Series A Capital Securities may direct the Guarantee Trustee to enforce its rights under the Guarantee if First Union fails to make payments under the Guarantee. In addition, any holder of Series A Capital Securities may institute a legal proceeding directly against First Union to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

     The Guarantee, the Subordinated Indenture, the Series B Junior Subordinated Debentures, the Trust Agreement and the Agreement as to Expenses and Liabilities provide a full and unconditional guarantee, subject to certain subordination provisions, by First Union of the payments due on the Series A Capital Securities.

     The holders of Series A Capital Securities will be entitled to receive the liquidation distribution with respect to those Series A Capital Securities in cash, out of assets legally available for distribution to those holders, upon any voluntary or involuntary dissolution, winding-up or termination of First Union Capital unless the Series B Junior Subordinated Debentures are distributed in connection with those events. Upon any voluntary or involuntary liquidation or bankruptcy of First Union, the Property Trustee, as holder of the Series B Junior Subordinated Debentures, would be a subordinated creditor of First Union, subordinated in right of payment to all Senior Debt of First Union and subordinate debt senior to the Series B Junior Subordinated Debentures, but entitled to receive payment in full of principal and interest before any of First Union's stockholders receive payments or distributions. Because First Union is guarantor under the Guarantee and has agreed to pay all costs, expenses and liabilities of First Union Capital under the Agreement as to Expenses and Liabilities, other than First Union Capital's obligations to holders of the Series A Capital Securities, the positions of a holder of Series A Capital Securities and a holder of Series B Junior Subordinated Debentures relative to other creditors and First Union's stockholders would be substantially the same in the event of the liquidation or bankruptcy of First Union.

     A default or event of default under any Senior Debt is not a default or an event of default under the Subordinated Indenture. However, if a default occurs with respect to Senior Debt or if Senior Debt is accelerated, the subordination provisions of the Series B Junior Subordinated Debentures provide that no payments may be made in respect of the Series B Junior Subordinated Debentures:


     o until that Senior Debt has been paid in full, in the case of any payment by, or distribution of assets of, First Union to creditors upon a dissolution, winding-up, liquidation or reorganization of First Union; or

     o until all amounts due on that Senior Debt have been paid, in the case of a payment default beyond any grace period under that Senior Debt or the acceleration of that Senior Debt because of a default with respect to that Senior Debt.

     For a description of First Union's Senior Debt, see "Description of Junior Subordinated Debentures--Subordination" in the accompanying prospectus.


                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion of the material U.S. federal income tax consequences to the purchase, ownership and disposition of Series A Capital Securities only addresses the tax consequences to a U.S. holder that acquires Series A Capital Securities on their original issue date at their original offering price and holds the Series A Capital Securities as capital assets for tax purposes. You are a U.S. holder if you are a beneficial owner of a Series A Capital Security and you are:

     o  a citizen or resident of the United States;

     o  a domestic corporation;

     o an estate whose income is subject to U.S. federal income tax regardless of its source; or

     o a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

     This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

     o  a dealer in securities or currencies;

     o a trader in securities that elects to use a mark-to-market method of accounting;

     o  a bank;

     o  an insurance company;

     o  a thrift institution;

     o  a regulated investment company;

     o  a real estate investment trust;

     o  a tax-exempt organization;

     o a person that holds Series A Capital Securities that are a hedge or that are hedged against interest rate or currency risks;

     o a person that holds Series A Capital Securities as part of a straddle or conversion transaction for tax purposes; or

     o  a person whose functional currency is not the U.S. dollar.

     The statements of law or legal conclusion set forth in this discussion constitute the opinion of Sullivan & Cromwell, special tax counsel to First Union and First Union Capital. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A Capital Securities may differ from the treatment described below.

     PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THE SERIES A CAPITAL SECURITIES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

CLASSIFICATION OF FIRST UNION CAPITAL

     Under current law and assuming full compliance with the terms of the Trust Agreement and the Subordinated Indenture, First Union Capital will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, paid or accrued on the Series B Junior Subordinated Debentures, whether or not First Union Capital actually distributes cash to you.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a "remote" contingency that stated interest will not be timely paid when determining whether a Series B Junior Subordinated Debenture is issued with original issue discount, "OID." First Union believes that the likelihood of exercising its option to defer interest payments is remote because it would be prohibited from making certain distributions on its capital stock and payments on its indebtedness if it exercises that option. Accordingly, First Union believes that the Series B Junior Debentures will not be considered to be issued with OID at the time of their original issuance.

     Under these regulations, if First Union were to exercise its option to defer any payment of interest, the Series B Junior Subordinated Debentures would at that time be treated as issued with OID, and the Series B Junior Subordinated Debentures would thereafter be treated as having OID as long as the Series B Junior Subordinated Debentures remained outstanding. In that event, all of your taxable interest income on the Series B Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include OID in gross income even though we would not make any actual cash payments during a deferral period.

     Because income on the Series A Capital Securities will constitute interest or OID, corporate U.S. holders of the Series A Capital Securities will not be entitled to a dividends-received deduction for any income taken into account on the Series A Capital Securities.

     In the rest of this discussion, First Union assumes that unless and until it exercises the option to defer any payment of interest, the Series B Junior Subordinated Debentures will not be treated as issued with OID, and whenever First Union uses the term interest, it also includes income in the form of OID.

DISTRIBUTION OF SERIES B JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF SERIES A CAPITAL SECURITIES UPON LIQUIDATION OF FIRST UNION CAPITAL

     If First Union Capital distributes the Series B Junior Subordinated Debentures as described under the caption "Description of Series A Capital Securities -- Distribution of Series B Junior Subordinated Debentures upon Termination of First Union Capital," you will receive directly your proportional share of the Series B Junior Subordinated Debentures previously held indirectly through First Union Capital. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your Series B Junior Subordinated Debentures will be equal to the holding period and aggregate tax basis you had in your Series A Capital Securities before the distribution. If, however, First Union Capital were to become taxed on the income received or accrued on the Series B Junior Subordinated Debentures due to a Tax Event, First Union Capital might be taxed on a distribution of Series B Junior Subordinated Debentures to you, and you might recognize gain or loss as if you had exchanged your Series A Capital Securities for the Series B Junior Subordinated Debentures you received upon the liquidation of First Union Capital. You will include interest in income in respect of Series B Junior Subordinated Debentures received from First Union Capital in the manner described above under " -- Interest Income and Original Issue Discount".

SALE OR REDEMPTION OF SERIES A CAPITAL SECURITIES

     If you sell your Series A Capital Securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your Series A Capital Securities and the amount you realize on the sale of your Series A Capital Securities. This gain or loss generally will be a capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the Series B Junior Subordinated Debentures required to be included in income. Capital gain of a non-corporate U.S. holder is generally taxed at a maximum rate of 20% where the property is held for more than one year.

     Assuming that First Union does not exercise its option to defer payment of interest on the Series B Junior Subordinated Debentures, your adjusted tax basis in your Series A Capital Securities generally will be the price you paid for them. If the Series B Junior Subordinated Debentures are deemed to be issued with OID as a result of an actual deferral of interest payments, your adjusted tax basis in your Series A Capital Securities generally will be the price you paid for the Series A Capital Securities, increased by OID previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your Series A Capital Securities since and including the date of the first deferral period.

     If First Union exercises its option to defer any payment of interest on the Series B Junior Subordinated Debentures, your Series A Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series B Junior Subordinated Debentures. If you sell your Series A Capital Securities before the record date for the payment of distributions, then you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the Series B Junior Subordinated Debentures through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the Series A Capital Securities. Your increased tax basis in the Series A Capital Securities will decrease the amount of any capital gain, or increase the amount of any capital loss, that you may have otherwise realized on the sale. In general, an individual taxpayer may only offset $3,000 of capital losses against regular income during any year.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest income paid and OID accrued on your Series A Capital Securities will be reported to the Internal Revenue Service unless you are a corporation or other exempt U.S. holder. Backup withholding at a rate of 31% will apply to payments of interest to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in the manner prescribed in applicable regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.

     Payment of the proceeds from the disposition of Series A Capital Securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding.

     Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     It is anticipated that income on the Series A Capital Securities will be reported to the Internal Revenue Service and to you on Form 1099 by January 31 following each calendar year.

                              ERISA CONSIDERATIONS

     If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA"), you should review the fiduciary standards of ERISA and the plan's particular circumstances before deciding to invest in the Series A Capital Securities. You should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the plan and the other agreements which apply to plan investments.

     A fiduciary of a plan subject to ERISA, as well as a person investing on behalf of an individual retirement account or a pension or profit sharing plan for one or more self-employed persons, should also consider whether an investment in the capital securities could result in a prohibited transaction. ERISA and the Internal Revenue Code prohibit plans and individual retirement accounts from engaging in certain transactions involving plan assets with persons who are called parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to the plan or individual retirement account. A violation of these rules may result in a substantial excise tax under the Internal Revenue Code and other liabilities under ERISA. Employee benefit plans which are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA.

     The assets of First Union Capital would be treated as plan assets for purposes of the prohibited transaction rules under a U.S. Department of Labor regulation if plans and individual retirement accounts purchase capital securities, unless an exception under the regulation applies. The only exception in the regulation that could apply to First Union Capital requires that after each purchase of capital securities in First Union Capital less than 25% of the total value of the securities is held by:

(1) plans subject to ERISA, individual retirement accounts and plans for self-employed persons;

(2) other employee benefit plans not subject to ERISA, such as governmental, church and foreign plans; and

(3) entities which are considered to hold assets of a plan subject to ERISA according to the regulation.

     The plans, individual retirement accounts and entities described in clauses (1), (2) and (3) are referred to as "benefit plan investors." The underwriters cannot be certain that benefit plan investors will hold less than 25% of the total value of capital securities when the initial offering is completed. After that time, when a person sells capital securities, no one will review the securities held by benefit plan investors to determine if the exception applies.

     Some of the transactions involving First Union Capital could be treated as prohibited transactions if First Union Capital assets were considered to be plan assets. For example, if First Union is a party in interest or a disqualified person with respect to a plan or individual retirement account which buys capital securities, either directly or because First Union owns banking or other subsidiaries, extensions of credit from First Union and First Union Capital would likely be prohibited transactions unless an administrative exemption issued by the Department of Labor applies.

     The Department of Labor has issued five class exemptions that may apply to exempt transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

     o  96-23, for transactions determined by in-house asset managers;

     o  95-60, for transactions involving insurance company general accounts;

     o  91-38, for transactions involving bank collective investment funds;

     o  90-1, for transactions involving insurance company separate accounts;
        and

     o 84-14, for transactions determined by independent qualified asset managers.

     Because the Series A Capital Securities may be treated as equity interest in First Union Capital for purposes of applying the prohibited transaction rules, the Series A Capital Securities may not be purchased or held by any benefit plan investor unless such purchaser or holder can use one of the above class exemptions. By purchasing or holding capital securities or any interest in the Series A Capital Securities, any purchaser or holder is deemed to have represented that it either:

(1)  is not a benefit plan investor; or

(2) can use one of the above class exemptions with respect to its purchase or holding.

     These rules are very complicated and the penalties that may be imposed upon persons involved in prohibited transactions can be substantial. This makes it very important that fiduciaries or other persons considering purchasing the capital securities on behalf of a benefit plan investor consult with their lawyer regarding what could happen if the assets of First Union Capital were deemed to be plan assets and if the investor can use one of the above class exemptions or another applicable exemption.

                                 UNDERWRITING

     Subject to the terms and conditions of an underwriting agreement, First Union Capital has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the number of Series A Capital Securities specified opposite its name. In the underwriting agreement, the underwriters have agreed, subject to certain conditions, to purchase all of the Series A Capital Securities if any of the Series A Capital Securities are purchased. First Union Securities, Inc., an affiliate of First Union, is acting as representative for the underwriters in the offering.



                                               AMOUNT OF
                                                SERIES A
                                                CAPITAL
UNDERWRITER                                    SECURITIES
-----------                                   -----------
  First Union Securities, Inc. ............  $237,000,000
  Merrill Lynch, Pierce, Fenner & Smith
    Incorporated ..........................    21,000,000
  Morgan Stanley & Co., Incorporated ......    21,000,000
  Salomon Smith Barney Inc. ...............    21,000,000
                                             ------------
  Total ...................................  $300,000,000
                                             ============

     The underwriters have advised First Union and First Union Capital that they propose to offer the Series A Capital Securities:

     o in part directly to the public at the initial public offering price that is stated on the cover page of this prospectus supplement; and

     o in part to certain securities dealers at that price less a concession not in excess of $6.00 per Series A Capital Security.

     The underwriters may allow, and those dealers may re-allow, a concession not in excess of $3.00 per Series A Capital Security to certain other dealers. The representative may vary the initial public offering price and other selling terms from time to time after the Series A Capital Securities are released for sale to the public.

     There has been no public market for the Series A Capital Securities before this offering.

     The underwriters may purchase and sell the Series A Capital Securities in the open market in connection with the offering. Those transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Series A Capital Securities. Syndicate short positions involve the sale by the underwriters of a greater number of Series A Capital Securities than such underwriter is required to purchase from First Union Capital in the offering. The underwriters also may impose a penalty bid, by which selling concessions allowed to syndicate members or other broker-dealers with respect to the Series A Capital Securities sold for their account in the offering may be reclaimed by the syndicate if those Series A Capital Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Series A Capital Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     This offering is being made in compliance with Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. Offers and sales of the Series A Capital Securities will be made only to (i) "qualified institutional buyers," as defined in Rule 144A under the Securities Act; (ii) institutional "accredited investors", as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act or (iii) sophisticated individual investors who understand the structure of the securities and merits and risks of investment in the Series A Capital Securities. The underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the transaction by the customer.

     First Union estimates that its expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately $250,000.

     First Union and First Union Capital have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The Series A Capital Securities are a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the Series A Capital Securities.

     First Union has been advised by each underwriter that each such underwriter intends to make a market in the Series A Capital Securities but is not obligated to do so and may discontinue market making at any time without notice.

     First Union Securities, Inc. is an affiliate of First Union and First Union Capital and will be participating in the distribution of the Series A Capital Securities. First Union Securities, Inc., as an affiliate, can use this prospectus supplement and the attached prospectus for offers and sales related to market-making transactions in the Series A Capital Securities effected from time to time after the commencement of the offering to which this prospectus supplement and the attached prospectus relate. First Union Securities, Inc. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties. First Union Securities, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. These sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     From time to time certain of the underwriters engage in transactions with First Union in the ordinary course of business and certain of the underwriters have performed investment banking services for First Union in the last two years and have received fees for these services.

                          VALIDITY OF THE SECURITIES

     Certain matters of Delaware law relating to the validity of the Series A Capital Securities, the enforceability of the Trust Agreement and the creation of First Union Capital will be passed upon by Richards, Layton & Finger, PA, Wilmington, Delaware, special Delaware counsel to First Union and First Union Capital and counsel to Wilmington Trust Company. The validity of the Guarantee and the Series B Junior Subordinated Debentures will be passed upon for First Union by Kent S. Hathaway, Esq., Senior Vice President and Deputy General Counsel of First Union, and for the underwriters by Sullivan & Cromwell, New York, New York. Mr. Hathaway will rely upon the opinion of Richards, Layton & Finger PA as to matters of Delaware law. Sullivan & Cromwell will rely upon the opinion of Mr. Hathaway as to matters of North Carolina law; and Mr. Hathaway will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. Certain federal income tax matters related to the offering of the Series A Capital Securities have been passed upon for First Union by Sullivan & Cromwell. Mr. Hathaway is a stockholder of First Union and holds options to purchase additional shares of First Union's common stock. Sullivan & Cromwell regularly performs legal services for First Union and its subsidiaries. Members of Sullivan & Cromwell performing these legal services own shares of First Union's common stock.

                      (This Page Intentionally Left Blank)

                                  $500,000,000


                            FIRST UNION CORPORATION

                        JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES
                                ---------------
                             FIRST UNION CAPITAL I
                            FIRST UNION CAPITAL II
                            FIRST UNION CAPITAL III

                             PREFERRED SECURITIES
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                            FIRST UNION CORPORATION
                                ---------------
     First Union Corporation, a North Carolina corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Corporation. See "Description of Junior Subordinated Debentures -- Subordination". If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Date".

     First Union Capital I, First Union Capital II and First Union Capital III, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities ("Preferred Securities") representing preferred undivided beneficial interests in the assets of such Issuer. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of such Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each fully and unconditionally guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees". The obligations of the Corporation under each Guarantee will be subordinate and junior in right

                                                        (CONTINUED ON NEXT PAGE)
                                ---------------
THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.
                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                ---------------
               The date of this Prospectus is December 31, 1996.

(COVER PAGE CONTINUED)

of payment to all Senior Debt of the Corporation. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole asset of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Related Preferred Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in exchange therefor. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination".

     Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or to pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank PARI PASSU with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities -- Distributions".

     Taken together, with respect to a series of Preferred Securities, the Corporation's obligations under the Corresponding Junior Subordinated Debentures, the Indenture, the applicable Trust Agreement, the applicable Expense Agreement and the applicable Guarantee (each as defined herein), in the aggregate, provide a full and unconditional guarantee of payment of Distributions and other amounts due on such series of Preferred Securities. See "Relationship Among Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees -- Full and Unconditional Guarantee".

     The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement (as defined herein) of which this Prospectus forms a part shall not exceed $500,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (ii) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number or amount of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures and Preferred Securities.

     The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in the applicable Prospectus Supplement. Such Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the

Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.
                                ---------------
     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.
                                ---------------
     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE ISSUERS OR ANY AGENT, UNDERWRITER OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE ISSUERS SINCE THE DATE HEREOF. THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE TO WHICH THEY RELATE, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above or on the Commission's Internet home page. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. Furthermore, with respect to a series of Preferred Securities, taken together, the Corporation's obligations under the Corresponding Junior Subordinated Debentures, the Indenture, the applicable Trust Agreement, the applicable Expense Agreement and the applicable Guarantee provide, in the aggregate, a full and unconditional guarantee of payment of Distributions and other amounts due on such series of Preferred Securities. See "The Issuers", "Description of Preferred Securities", "Description of Junior Subordinated Debentures" and "Description of Guarantees". In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission (File No. 1-10000) pursuant to Section 13(a) or 15(d) of the Exchange Act are incorporated into this Prospectus by reference:

     1. the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

     3. the Corporation's Current Reports on Form 8-K dated January 10, February 9, August 20, September 6 and October 16, 1996.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in the applicable Prospectus Supplement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded for purposes of the Registration Statement, this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus or any Prospectus Supplement.

     The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, First Union Corporation, Two First Union Center, Charlotte, North Carolina 28288-0206, telephone number (704) 374-6782.


                                  THE ISSUERS

     Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Trust Agreement is subject to amendment from time to time, as described under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement". Each Issuer exists exclusively for the purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures from the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, a series of Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the sole revenue of each Issuer.

     All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an Event of Default (as defined herein) under a Trust Agreement resulting from a Debenture Event of Default (as defined herein under the Indenture), the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities -- Subordination of Common Securities". The Corporation will acquire Common Securities in an aggregate liquidation amount equal to not less than three percent of the total capital of each Issuer.

     Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each initially appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer (collectively, the "Issuer Trustees") will be Wilmington Trust Company, as the Property Trustee (the "Property Trustee"), Wilmington Trust Company, as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation. Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer (I.E., the Corporation), or the holders of a majority in Liquidation Amount of the Preferred Securities if an Event of Default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities (I.E., the Corporation). The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The holder of the Common Securities (I.E., the Corporation) will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

     Unless otherwise indicated in the applicable Prospectus Supplement, the principal executive office of each Issuer is in care of First Union Corporation, One First Union Center, Charlotte, North Carolina 28288-0013,
Attention: Secretary, and its telephone number is (704) 374-6565.

                                THE CORPORATION

     The Corporation is a North Carolina-based, multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. Through its banking subsidiaries, the Corporation provides a wide range of commercial and retail banking services and trust services in North Carolina, Florida, South Carolina, Georgia, Tennessee, Virginia, Maryland,

Delaware, Pennsylvania, New Jersey, New York, Connecticut and Washington, D.C. The Corporation also provides various other financial services, including mortgage banking, leasing, investment banking, insurance and securities brokerage services, through other subsidiaries.

     Financial and other information relating to the Corporation, including information relating to the Corporation's directors and executive officers, is set forth in the documents filed by the Corporation under the Exchange Act and incorporated by reference herein, copies of which may be obtained from the Corporation as indicated under "Available Information". See "Incorporation of Certain Documents by Reference".

     The principal executive offices of the Corporation are located at One First Union Center, Charlotte, North Carolina 28288-0013, and its telephone number is (704) 374-6565.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Related Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term bank indebtedness, redemption of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. To the extent applicable, more detailed description of the use of proceeds of any specific offering will be set forth in the Prospectus Supplement pertaining to such offering.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which when taken together with any supplementary information set forth in the applicable Prospectus Supplement describes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Except as otherwise provided in the applicable Prospectus Supplement, each series of Junior Subordinated Debentures will rank PARI PASSU with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See " -- Subordination". The Corporation is a holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The payment by the Corporation's bank subsidiaries, in particular, are subject to restrictions under federal (and, in the case of state-chartered banks, state) law. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including the Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See " -- Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities (including Corresponding Junior Subordinated Debentures).

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture, a resolution of the Corporation's Board of Directors or a committee thereof or an order of an authorized officer or officers of the Corporation, as provided in the Indenture.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (i) the title of the Junior Subordinated Debentures; (ii) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (iii) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (iv) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place or places where, subject to the terms of the Indenture as described below under " -- Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under " -- Denominations, Registration and Transfer", the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indenture may be made ("Place of Payment"); (vi) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (vii) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25.00 and any integral multiple thereof; (ix) if other than in United States dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest (including Additional Interest (as defined herein)), if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated;
(x) any additions, modifications or deletions in the events of default ("Debenture Events of Default") or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Junior Subordinated Debenture (as defined herein) representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Junior Subordinated Debenture for definitive Junior Subordinated Debentures of such series; (xv) subject to the terms described under " -- Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures, and in such case, the Depositary (as defined herein) for such Global Junior Subordinated Debentures, which Depositary shall be a clearing agency registered under the Exchange Act; (xvi) the appointment of any Paying Agent or Agents (as defined herein); (xvii) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (xviii) the form of Trust Agreement, Guarantee and Expense Agreement, if applicable; (xix) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (xx) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and bearing the same interest rate.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and on payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided the Corporation maintains a transfer agent in each Place of Payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures ("Global Junior Subordinated Debentures") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture
(i) will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, (ii) will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in certificated form, and (iii) will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects the Depositary for a series of Junior Subordinated Debentures or its nominee, on receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and the Corporation is unable to locate a qualified successor, the Corporation will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures, and in such event, will issue definitive certificates for Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Certificated Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25.00 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents ("Paying Agents") as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register, or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the applicable Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such payment, except in the case of Defaulted Interest (as defined in the Indenture). The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable Prospectus Supplement, the Corporation shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement, subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise its redemption option without having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25.00 may be redeemed in part but only in integral multiples of $25.00. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100 percent of the principal amount thereof.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event or a Capital Treatment Event (each as defined herein) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, the Corporation may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100 percent of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. "Tax Event" means the receipt by an Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the related Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount (as defined herein) of the Preferred Securities as "tier 1 capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Corporation.

     Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default with respect to the Junior Subordinated Debentures of such series, and
(b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities, or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated

Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debentures in any material respect, provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture to the Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a Debenture Event of Default with respect to such series of Junior Subordinated Debentures:

      (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period); or

      (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due, whether at maturity, upon redemption by declaration or otherwise; or

      (iii) failure to observe or perform any other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25 percent in aggregate outstanding principal amount of such series of outstanding Junior Subordinated Debentures; or

      (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25 percent in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal (or if the Preferred Securities of such series are Discount Securities (as defined herein), such portion of the principal amount as may be specified in a Prospectus Supplement) due and payable immediately upon a Debenture Event of Default, and in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25 percent in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (including any Additional Interest) due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures held by the Property Trustee, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If (i) a Debenture Event of Default has occurred and is continuing and
(ii) such event is attributable to the failure of the Corporation to pay interest or principal on a series of Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, then a holder of the Related Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Related Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation has the right under the Indenture to set-off any payment made to such holder of Related Preferred Securities by the Corporation in connection with a Direct Action.

     The holders of a series of Related Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the series of Corresponding Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice".

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person will consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or Washington, D.C., and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest (including Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect

(except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities (including, but not limited to, Related Preferred Securities). The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

     The Indenture provides that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt of the Corporation to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debenture held by the Property Trustee, the Property Trustee on behalf of the holders thereof, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all Other Financial Obligations (as defined herein); and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Other Financial Obligations" means, with respect to any Person, all obligations of such Person to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and (ii) above, similar financial instruments.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, and (iv) any other debt securities issued pursuant to the Indenture. Senior Debt includes, without limitation, Debt issued (i) under the indenture, dated as of April 1, 1983, and amended thereafter, between the Corporation and Chemical Bank, as trustee, and (ii) except to the extent otherwise provided with respect to any series of debt securities issued after the date hereof, under the indenture, dated as of March 15, 1986, and amended thereafter, between the Corporation and Harris Trust and Savings Bank, as trustee.

     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

ISSUER EXPENSES

     Pursuant to an Agreement as to Liabilities and Expenses, entered into by the Corporation, as holder of the Common Securities of the applicable Issuer, pursuant to the applicable Trust Agreement (each, an "Expense Agreement"), with respect to each series of Corresponding Junior Subordinated Debentures, the Corporation, as holder of the Common Securities of the applicable Issuer, will unconditionally agree with such Issuer that the Corporation will pay the full amount of any costs, expenses or liabilities of such Issuer, other than obligations of such Issuer to pay to the holders of the Related Preferred Securities of such Issuer the amounts due such holders pursuant to the terms thereof. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures may be issued in one or more series under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of the Related Preferred Securities, the Issuer of the Related Preferred Securities will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and, unless otherwise specified in the applicable Prospectus Supplement, will rank PARI PASSU with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under " -- Modification of Indenture" and " -- Debenture Events of Default", unless otherwise provided in the Prospectus Supplement for such Related Preferred Securities.

     Unless otherwise provided in the applicable Prospectus Supplement, if a Tax Event or Capital Treatment Event in respect of an Issuer of Related Preferred Securities shall occur and be continuing, the Corporation may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event or Capital Treatment Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation, provided that the Corporation has committed to the Federal Reserve Bank of Richmond that it will not exercise its redemption option without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100 percent of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding, plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the redemption date.

     The Corporation will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the Related Preferred Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing, and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined herein) in respect of such Related Preferred Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100 percent ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities,
(ii) not to voluntarily terminate, wind-up or liquidate any Issuer and (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Related Preferred Securities in exchange therefor upon liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust or not to become an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer may issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular series will represent preferred undivided beneficial interests in the assets of the applicable Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the applicable Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which when taken together with any supplementary material set forth in the applicable Prospectus Supplement describes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

     The Preferred Securities of an Issuer will rank PARI PASSU, and payments thereon will be made PRO RATA, with the Common Securities of that Issuer except as described under " -- Subordination of Common Securities". Legal title to a series of Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Preferred Securities will be a guarantee on a subordinated basis with respect to such Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when such Issuer does not have funds on hand available to make such payments. See "Description of Guarantees".

DISTRIBUTIONS

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined herein), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     Each Issuer's Preferred Securities represent preferred undivided beneficial interests in the assets of the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue a series of Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on such series of Corresponding Junior Subordinated Debentures for a period which will be specified in such Prospectus Supplement, provided that no such Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Related Preferred Securities) by the Issuer of such Related Preferred Securities during any such Extension Period. During such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank PARI PASSU in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks PARI PASSU in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock.

     The revenue of each Issuer available for distribution to holders of any series of Related Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures". If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees".

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the related Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance". In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     MANDATORY REDEMPTION. Upon the repayment or redemption, in whole or in part, of any series of Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of the related Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities, plus accumulated but unpaid Distributions thereon to the date of repayment or redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent repayment or redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the Related Preferred Securities and Common Securities. The amount of premium, if any, paid by the Corporation upon the repayment or redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the Related Preferred Securities and Common Securities.

     The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event, or (iii) as may be otherwise specified in the applicable Prospectus Supplement, provided that the Corporation has committed to the

Federal Reserve Bank of Richmond that it will not exercise any such right without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     DISTRIBUTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES. The Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement, cause the series of Corresponding Junior Subordinated Debentures in respect of the Related Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Related Preferred Securities and Common Securities in liquidation of the Issuer. The Corporation has committed to the Federal Reserve Bank of Richmond, however, that for so long as the Corporation (or an affiliate) is the holder of the Common Securities of an Issuer it will not exercise such right with respect to such Issuer without having received the prior approval of the Federal Reserve Board to do so, if then so required under applicable capital guidelines or policies of the Federal Reserve Board.

     TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION. If a Tax Event or Capital Treatment Event in respect of a series of Related Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the applicable Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Related Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such series of Related Preferred Securities and Common Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such series of Related Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such series of Related Preferred Securities and Common Securities will remain outstanding and Additional Sums may be payable on the Corresponding Junior Subordinated Debentures.

     Unless otherwise provided in the applicable Prospectus Supplement:

      "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

      "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Related Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

      "Liquidation Amount" means the stated amount of $25.00 per Trust
   Security.

     After the liquidation date fixed for the distribution of any Corresponding Junior Subordinated Debentures in exchange for any series of Related Preferred Securities (i) such series of Related Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of such series of Related Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution, and
(iii) any certificates representing such series of Related Preferred Securities not held by the Depositary or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such series of Related Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Related Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for any series of Related Preferred Securities, or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for such series of Related Preferred Securities, if a liquidation of the Issuer were to occur. Accordingly, the Related Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Related Preferred Securities.

     POSSIBLE TAX LAW CHANGES. On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Revenue Reconciliation Bill also would have generally denied interest deductions for interest as an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective as to instruments issued on or after December 7, 1995. If either provision were to have applied to the Preferred Securities of any series, the Corporation would have been unable to deduct interest on the Preferred Securities of such series. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Corporation will be able to deduct interest on the Preferred Securities. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Preferred Securities. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Preferred Securities, as described more fully herein.

REDEMPTION PROCEDURES

     Related Preferred Securities redeemed on each Redemption Date shall be redeemed at the applicable Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Related Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand and available for the payment of such Redemption Price. See " -- Subordination of Common Securities".

     If the Property Trustee gives a notice of redemption in respect of a series of Preferred Securities, then by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any unpaid Distributions payable in respect of the Preferred Securities on or prior to the Redemption Date, but without interest thereon, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on any Preferred Securities (or any distribution of Corresponding Junior Subordinated Debentures in exchange for Related Preferred Securities upon liquidation of the Issuer) shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date (or liquidation date); provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date (or liquidation date), as specified in the applicable Prospectus Supplement.

     If less than all of the outstanding Trust Securities of an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed shall be allocated PRO RATA to the outstanding Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25.00 or an integral multiple of $25.00 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25.00. The Property Trustee shall promptly notify the trust registrar and transfer agent in writing of the Preferred Securities selected for redemption, and in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Preferred Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Corresponding Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on such Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if, on any Distribution Date or Redemption Date (or liquidation date), a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of (or Liquidation Distribution (as defined herein) in respect of) any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption (or in the case of payment of the Liquidation Distribution the full amount of such liquidation on all outstanding Preferred Securities) shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

     In the case of any Event of Default with respect to a series of Related Preferred Securities resulting from a Debenture Event of Default with respect to the Corresponding Junior Subordinated Debentures, the Corporation as holder of the applicable Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See " -- Events of Default; Notice". Until any such Events of Default with respect to such series of Related Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such series of Related Preferred Securities and not on behalf of the holder of the Issuer's Common Securities (I.E., the Corporation), and only the holders of such series of Related Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of:

      (i) certain events of bankruptcy, dissolution or liquidation of the holder of its Common Securities (I.E., the Corporation);

      (ii) the distribution of a Like Amount of Corresponding Junior Subordinated Debentures to the holders of its related Trust Securities, if the holder of the Common Securities (I.E., the Corporation) has given written direction to the Property Trustee to terminate such Issuer (which direction is optional and wholly within the discretion of the holder of the Common Securities (I.E., the Corporation));

      (iii) redemption of all of its Preferred Securities as described under " -- Redemption or Exchange; MANDATORY REDEMPTION"; and

      (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement, to the holders of such Issuer's Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount of such Preferred Securities, plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a PRO RATA basis. The holder of such Issuer's Common Securities (I.E., the Corporation) will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, such Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

      (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

      (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

      (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25 percent in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

      (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the related Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived.

The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, Preferred Securities shall have a preference over Common Securities as described above. See " -- Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities (I.E., the Corporation). If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the assets of an Issuer may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such assets, or to act as separate trustee of any such assets, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF ISSUERS

     An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the holder of the Common Securities (I.E., the Corporation), with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities of such Issuer, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to such Preferred Securities, or (b) substitutes for such Preferred Securities other securities having substantially the same terms as such Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause such Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer,
(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the holder of the Common Securities has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100 percent in Liquidation Amount of such Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of Preferred Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will not be classified for United States federal income tax purposes as an association taxable as a corporation or as other than a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with
(i) the consent of holders representing not less than a majority (based on Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer to be classified as an association taxable as a corporation or affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any series of Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such series of Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waiveable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of such series of Corresponding Junior Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such series of Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Related Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of such Related Corresponding Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Related Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Related Preferred Securities except by subsequent vote of the holders of the Related Preferred Securities. The Property Trustee shall notify each holder of such Related Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Related Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of a series of Preferred Securities may be given at a meeting of holders of such series of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of such series of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such series of Preferred Securities in the manner set forth in the applicable Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem or cancel Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of a series of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more global Preferred Securities ("Global Preferred Securities") that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be The Depository Trust Company ("DTC"). Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Security to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Trust Agreement governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in certificated form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of any Liquidation Amount, premium or Distributions in respect of a Global Preferred Security representing any of such Preferred Securities, including payment of any Redemption Price therefor, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer, or if there shall have occurred and be continuing a Debenture Event of Default with respect to such series of Preferred Securities, then within 90 days thereof the Issuer will issue definitive certificates for Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in Liquidation Amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $25.00 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the applicable Securities Register. Unless otherwise specified in the applicable Prospectus Supplement, the Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the applicable Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing under the applicable Trust Agreement and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in such Trust Agreement or is unsure of the application of any provision of such Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees for each Issuer are authorized and directed to conduct the affairs of and to operate such Issuer in such a way that such Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act and will not be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes, and so that the Corresponding Junior Subordinated Debentures held by such Issuer will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their sole discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

     DTC will act as Depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as Depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor Depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Depositary). After a Debenture Event of Default, the holders of a majority in Liquidation Amount of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which describes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

     The Corporation will unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time; or (iii) upon a voluntary or involuntary termination, winding-up or liquidation of such Issuer (unless Corresponding Junior Subordinated Debentures are distributed to holders of any Related Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution, and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities, after satisfaction of liabilities to creditors of such Issuer in accordance with applicable law and the applicable Expense Agreement. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Related Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     Each Guarantee will be an unconditional guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Corporation does not make interest payments on Corresponding Junior Subordinated Debentures, if any, held by the Issuer, the Issuer will not be able to pay Distributions on the Related Preferred Securities issued by it and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See " -- Status of the Guarantees". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation will, with respect to each series of Preferred Securities, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully and unconditionally guarantee all of the Issuer's obligations under such Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Issuer's obligations with respect to such Preferred Securities. See "Relationship Among Preferred Securities, the Corresponding Junior Subordinated Debentures and Guarantees".

STATUS OF GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

     Each Guarantee will rank PARI PASSU with any other Guarantee issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (I.E., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the Related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Related Preferred Securities with respect to a series of Corresponding Junior Subordinated

Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Series of Related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Series of Related Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Series of Related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the related Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the series of Related Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of an event of default under any Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after an event of default under such Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the series of Related Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the series of Related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of such Corresponding Junior Subordinated Debentures to the holders of such Related Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the series of Related Preferred Securities must restore payment of any sums paid under such Related Preferred Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Pursuant to the applicable Expense Agreement, the Corporation will, as holder of the Common Securities of the applicable Issuer unconditionally guarantee to each person or entity to whom such Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of such Issuer to pay to the holders of any of such Issuer's Preferred Securities or other similar interests in such Issuer of the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be. Each Expense Agreement is intended to be enforceable by third parties.

                   RELATIONSHIP AMONG PREFERRED SECURITIES,
                 CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                                 AND GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on any series of Preferred Securities (to the extent the Issuer thereof has funds available for the payment of such Distributions) are unconditionally guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees". Taken together, with respect to each series of Preferred Securities the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the applicable Trust Agreement, the applicable Expense Agreement, and the applicable Guarantee will provide, in the aggregate, a full and unconditional guarantee of payment of Distributions and other amounts due on such series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that will have the effect of providing a full and unconditional guarantee of the Issuer's obligations under such Issuer's Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Related Preferred Securities. The Guarantees do not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of such amounts. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Related Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any Related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Corporation would not constitute a Debenture Event of Default (and therefore would not constitute an Event of Default under a Trust Agreement). However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of any Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Junior Subordinated Debentures would constitute a Debenture Event of Default (and, therefore, an Event of Default under a Trust Agreement).

LIMITED PURPOSE OF ISSUERS

     Each Issuer's Preferred Securities evidence preferred undivided beneficial interests in the assets of such Issuer, and each Issuer exists for the sole purpose of issuing its Related Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of such Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt of the Corporation as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell all or a portion of its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

     Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

     In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

     The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may be used, together with the applicable Prospectus Supplement, by First Union Capital Markets Corp. In connection with offers and sales related to market-making transactions in Junior Subordinated Debentures or Preferred Securities effected from time to time after the commencement of the offering to which such Prospectus Supplement relates, First Union Capital Markets Corp. may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

     First Union Capital Markets Corp. is a wholly owned subsidiary of the Corporation and an affiliate of each of the Issuers.

     The Corporation has been advised by First Union Capital Markets Corp. that, subject to applicable laws and regulations, First Union Capital Markets Corp. may make a market in Junior Subordinated Debentures or Preferred Securities. However, they are not obligated to do so and any market-making may be discontinued at any time without notice. In addition, such market-making activity is subject to the limits imposed by the Securities Act, the Exchange Act and federal banking laws and regulations. There can be no assurance that an active trading market will be sustained.

     The Corporation may agree to indemnify First Union Capital Markets Corp. with respect to certain liabilities in connection with this Prospectus, including liabilities under the Securities Act.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of the Corporation, and certain matters of Delaware law will be passed upon for the Corporation and the Issuers by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Issuers. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Sullivan & Cromwell, New York, New York. Sullivan & Cromwell will rely upon the opinion of Richards, Layton & Finger as to matters of Delaware law and the opinion of Mr. Cowell as to matters of North Carolina law; Mr. Cowell will rely upon the opinion of Sullivan & Cromwell as to matters of New York law. Mr. Cowell is a stockholder of the Corporation and holds options to purchase additional shares of the Corporation's Common Stock. Sullivan & Cromwell regularly preform legal services for the Corporation and its subsidiaries. Members of Sullivan & Cromwell performing these legal services own shares of capital stock of the Corporation.
                                    EXPERTS

     The Corporation's consolidated balance sheets as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, included in the Corporation's 1995 Supplemental Annual Report to Stockholders, which is incorporated by reference in the Corporation's 1995 Annual Report on Form 10-K and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The aforementioned report of KPMG Peat Marwick LLP covering the Corporation's consolidated financial statements refers to a change in the method of accounting for investments.

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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRST UNION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                       --------------------------------
                               TABLE OF CONTENTS

                                                            PAGE
                                                           -----
              PROSPECTUS SUPPLEMENT
Forward-Looking Statements .............................    S-3
Summary of Offering ....................................    S-4
Risk Factors ...........................................    S-7
First Union Capital II .................................    S-10
Recent Developments ....................................    S-11
Consolidated Earnings Ratio ............................    S-11
Use of Proceeds ........................................    S-11
Accounting Treatment ...................................    S-12
Description of the Series A Capital Securities .........    S-13
Description of the Series B Junior Subordinated
   Debentures ..........................................    S-18
Relationship Among the Series A Caiptal
   Securities, the Series B Junior Subordinated
   Debentures and the Guarantee ........................    S-20
Material Federal Income Tax Considerations .............    S-21
ERISA Considerations ...................................    S-24
Underwriting ...........................................    S-26
Validity of the Securities .............................    S-27

                    PROSPECTUS
Available Information ..................................    4
Incorporation of Certain Documents by
   Reference ...........................................    4
The Issuers ............................................    5
The Corporation ........................................    5
Use of Proceeds ........................................    6
Description of Junior Subordinated Debentures ..........    6
Description of Preferred Securities ....................   17
Book-Entry Issuance ....................................   27
Description of Gurarantees .............................   28
Relationship Among Preferred Securities,
   Corresponding Junior Subordinated Debentures
   and Guarantees ......................................   31
Plan of Distribution ...................................   32
Validity of the Securities .............................   33
Experts ................................................   33

================================================================================

================================================================================
                                 $300,000,000


                             FIRST UNION CAPITAL II
                       7.95% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                 GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                            FIRST UNION CORPORATION


                       --------------------------------


                        [FIRST UNION LOGO APPEARS HERE]



                       --------------------------------
                          FIRST UNION SECURITIES, INC.

                              MERRILL LYNCH & CO.

                           MORGAN STANLEY DEAN WITTER

                              SALOMON SMITH BARNEY


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